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                                                                     EXHIBIT 4.1

AMERICAN GENERAL CORPORATION: Terms Committee

DATE:          June 22, 2000

SUBJECT: 8 1/2% Capital Trust Pass-through Securities of American General Capital II

PURPOSE: The purpose of these resolutions is to authorize certain matters relating to the issuance and sale of 8 1/2% Capital Trust Pass-through Securities of American General Capital II

               RESOLUTIONS AUTHORIZING CERTAIN MATTERS RELATING TO
                      CAPITAL TRUST PASS-THROUGH SECURITIES

         WHEREAS, at a meeting on October 23, 1997, the Board of Directors of American General Corporation (the "Company") authorized the creation, issuance and sale of up to $1,500,000,000 aggregate offering price of securities;

         WHEREAS, American General Capital II, a Delaware statutory business trust (the "Trust"), proposes to issue its 8 1/2% Capital Trust Pass-through Securities (the "Preferred Securities") and its 8 1/2% Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") and use the proceeds from the sale of the Trust Securities to purchase junior subordinated debentures of the Company; and

         WHEREAS, this Committee desires to establish the terms of such junior subordinated debentures pursuant to Section 3.1 of the Junior Subordinated Indenture, dated as of November 15, 1997 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"); and

         WHEREAS, in connection with the issuance of the Preferred Securities, the Company and the Trust propose to file with the Commission a final prospectus supplement to the Registration Statement on Form S-3 (Registration Nos. 333-40583, et. seq.), as amended, previously filed by the Company, the Trust and certain other trusts with the Securities and Exchange Commission (the "Commission"), which prospectus supplement sets forth, among other things, information with respect to the terms of such Trust Securities and junior subordinated debentures;

         Now, therefore, be it:

8 1/2% JUNIOR SUBORDINATED DEBENTURES DUE 2030

         RESOLVED, that the Company shall issue, sell and deliver a series of its junior subordinated debentures to the Trust pursuant to the Indenture, having an aggregate principal amount of $309,279,000, in exchange for the purchase price of $307,642,914.09 (equal to 99.471% of the principal amount), and, upon such issuance, such junior subordinated debentures shall be valid and binding obligations of the Company; and be it

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         FURTHER RESOLVED, that the title, principal amount, interest rate, redemption provisions, and other terms of such junior subordinated debentures to be fixed pursuant to Section 3.1 of the Indenture shall be as follows (capitalized terms appearing below that are defined in the Indenture, but not defined herein, having the meanings ascribed to them in the Indenture):

         1. TITLE. The junior subordinated debentures shall be designated as the "8 1/2% Junior Subordinated Debentures due 2030" (the "Debentures").

         2. PRINCIPAL AMOUNT. The aggregate principal amount of the Debentures which may be authenticated and delivered pursuant to these resolutions shall be limited to $309,279,000 (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the same series pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.6 of the Indenture); provided that, notwithstanding the foregoing, if authorized by a further Board Resolution, the Company may issue additional Debentures having identical terms as the Debentures established hereby, which will, together with the Debentures issued hereby, be deemed to constitute a single series of Securities for all purposes under the Indenture.

         3. MATURITY DATE. The principal of the Debentures shall be payable (together with any accrued and unpaid interest thereon) on July 1, 2030 (the "Maturity Date"), subject to earlier redemption as set forth below in paragraph
7. The Debentures will not be entitled to the benefit of any sinking fund prior to maturity.

         4. INTEREST RATE; INTEREST PAYMENT DATES.

         (a) The Debentures will bear interest on the principal amount thereof at the fixed rate of 8 1/2% per annum (the "Coupon Rate") from and including June 27, 2000 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the related Interest Payment Date (as defined below) until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable (subject to the provisions of paragraph 5 below) semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing on January 1, 2001. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semi-annual period on the basis of the actual number of days elapsed in such 180-day period.

         (b) Interest on the Debentures (except defaulted interest) shall be paid to the Persons in whose name the Debentures are registered at the close of business on the Regular Record Date for such interest installment (including Debentures that are canceled after the Regular Record Date and before the Interest Payment Date), which, with respect to any Debentures of which the Property Trustee of the Trust (the "Property Trustee") is the Holder or with respect to a Debenture in Global Security form, shall be the close of business on the Business Day next preceding that Interest Payment Date. If the Debentures are no longer held by the Property Trustee and the Debentures are not represented by a Debenture in Global Security form, the Regular Record Date for such interest



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installment shall be the 15th day of the last month of the semi-annual interest period (even if not a Business Day). Notwithstanding the foregoing, any interest that is payable at maturity shall be payable to the Person to whom principal payable at maturity shall be payable.

         (c) If the Holder of a Debenture is the Property Trustee, the payment of the principal of and interest on such Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee.

         (d) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust is required to pay any taxes, duties, assessment or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other government charges been imposed.

         5. EXTENSION OF AN INTEREST PAYMENT PERIOD. So long as no Event of Default under the Indenture has occurred and is continuing, the Company may defer the payment of interest on the Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such period (each, an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date or the earlier date of redemption. No interest shall be due and payable on the Debentures until the end of the Extension Period unless the Debentures are redeemed prior to that date, in which event interest on the Debentures so redeemed shall be due and payable on the redemption date. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, which shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Securities Register as of the Regular Record Date relating to the Interest Payment Date that corresponds to the end of such Extension Period. Notwithstanding such deferral, interest shall accrue on the interest deferred (to the extent permitted by applicable law) at the Coupon Rate, compounded semi-annually, from the relevant Interest Payment Dates during any Extension Period. Prior to the expiration of any Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all previous and further extensions, if any, within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Debentures or the date of earlier redemption. Before the termination of any Extension Period, the Company may pay all or any portion of the interest accrued on the Debentures to the date of payment. Upon the expiration of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. The Company will give notice of its commencement of an Extension Period as set forth in Section 3.11 of the Indenture.

         6. PLACE OF PAYMENT. The Trustee is hereby appointed as the initial sole Paying Agent for the Debentures. The principal of and interest on the Debentures shall be payable at the Corporate



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Trust Office of the Trustee in the Borough of Manhattan, The City of New York;
provided, however, that, at the option of the Company, payment of interest may be made (a) except in the case of Debentures in Global Security form, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (b) if proper transfer instructions have been received by the Securities Registrar by the applicable Regular Record Date, by wire transfer to such account as may be designated by the Person entitled thereto as specified in the Securities Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest on such Debentures held by the Property Trustee will be made by wire transfer of immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee.

         7. REDEMPTION. The Debentures may be redeemed by the Company before their Maturity Date (i) in whole but not in part within 90 days following the occurrence of a Tax Event or an Investment Company Event (each, a "Special Event"), or (ii) in whole or in part on one or more occasions at any time, in each case at a redemption price equal to the greater of (1) 100% of the principal amount of the Debentures to be redeemed or (2) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the Debentures to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to July 1, 2030 (the "Remaining Life"), discounted from their respective scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus in each case accrued and unpaid interest thereon to the date of redemption. Any redemption pursuant to this paragraph 7 shall be made upon no less than 30 days nor more than 60 days written notice to the Holders of the Debentures. The redemption price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption.

         "Adjusted Treasury Rate" means (a) with respect to a redemption of Debentures in whole but not in part effected within 90 days following the occurrence of a Special Event, the Treasury Rate plus .50%, or (b) in the case of any other redemption of Debentures, the Treasury Rate plus .25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve



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Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S.
Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Investment Company Event" means that the Administrative Trustees of the Trust shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after June 22, 2000. For the purpose of the preceding sentence, "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Quotation Agent" means Salomon Smith Barney Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee shall substitute therefor another Primary Treasury Dealer upon consultation with the Company.

         "Reference Treasury Dealer" means: (1) the Quotation Agent; and (2) any other Primary Treasury Dealer selected by the Trustee.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Tax Event" means that the Administrative Trustees of the Trust shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority affecting taxation, or (ii) any official or administrative pronouncement or action or judicial decision, interpreting or applying such laws or regulations, which amendment or change becomes effective or such pronouncement, action or decision is announced or occurs on or after June 22, 2000, there is more than an insubstantial risk that (A) the Trust is or, within 90 days of the date of such opinion, would be subject to United States federal income tax with respect to interest accrued or received on the Debentures, (B) interest payable by the Company on the Debentures is not or, within 90 days of the date of such opinion, would not be deductible, in whole or in part, by the Company for United States federal income tax purposes, or (C) the Trust is or, within 90 days of the date of such opinion,



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would be, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (1) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be interpolated and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date.

         8. LISTING. If the Preferred Securities are listed on the New York Stock Exchange or another securities exchange at the time, if any, of the distribution of the Debentures to the holders of Preferred Securities in accordance with the Amended and Restated Declaration of Trust of the Trust among the Company, as sponsor, the Delaware Trustee, the Property Trustee and the Administrative Trustees referred to therein (the "Declaration"), then, prior to such distribution, the Company shall use its best efforts to cause the Debentures to be listed on the New York Stock Exchange or such other exchange on which the Preferred Securities were listed immediately prior to such distribution.

         9. REGISTRAR. The Debentures may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee and any notices or demands at or upon the Company in respect of the Debentures and the Indenture may be presented at that office.

         10. FORM.

         (a) The certificate or certificates evidencing the Debentures shall be substantially in the form attached hereto as Annex A, with such changes as the officer executing the same shall approve, such approval to be evidenced by such officer's manual or facsimile signature. The terms of the Debentures are specified therein as well as in these resolutions.

         (b) Except as provided in (c) below, the Debentures shall be issued in fully registered certificated form, without interest coupons.

         (c) In connection with a distribution of the Debentures to the holders of the Preferred Securities pursuant to the Declaration:



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                  (i) the Debentures in certificated form to be distributed to the holders of Preferred Securities may be presented to the Trustee by the Property Trustee in exchange for a Debenture or Debentures in Global Security form in an aggregate principal amount equal to the aggregate principal amount of all Outstanding Debentures, to be registered in the name of The Depository Trust Company as initial Depository (the "Depository"), or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Property Trustee. The Company upon any such presentation shall execute one or more Debentures in Global Security form in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this resolution. Payments on the Debentures issued as a Global Security will be made to the Depository; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any certificate which represents Preferred Securities ("Preferred Securities Certificate") other than Preferred Securities held by the Depository or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent a beneficial interest in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Securities Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this resolution. On issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         11. TRANSFERABILITY. Prior to a distribution of the Debentures to the holders of Trust Securities pursuant to the Declaration, the Debentures may not be transferred by the Trust without the Company's prior consent.

         12. DENOMINATION. The Debentures shall be issuable in denominations of $1,000 and any integral multiple thereof.

         13. RANKING; SUBORDINATION. The Debentures will be unsecured and will be issued subject to the provisions of Article XIII of the Indenture. The Debentures will rank pari passu with all other series of Securities issued pursuant to the Indenture.

         14. FORM OF AMENDED AND RESTATED DECLARATION OF TRUST AND GUARANTEE AGREEMENT. Pursuant to Section 3.1(18) of the Indenture, the form of Declaration and Preferred Securities Guarantee Agreement relating to the Debentures and the Trust Securities shall be in the forms attached hereto as Annexes B and C, respectively.



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                                                                         ANNEX A

                           [FORM OF FACE OF DEBENTURE]

         [If the Debenture is a Global Security insert the following:

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for the Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as its requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                          AMERICAN GENERAL CORPORATION
                      8 1/2% JUNIOR SUBORDINATED DEBENTURE
                                    DUE 2030
No. ___                                                               REGISTERED
                                                                      $_________

         American General Corporation, a Texas corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ____________________, the principal sum of _____________________ Dollars ($___________) on July 1, 2030
unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest on such principal sum from and including June 27, 2000, or from and including the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on January 1 and July 1 of each year commencing January 1, 2001, at the rate of 8 1/2% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semi-annual period on the basis of the actual number of days elapsed in such 180-day period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next



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succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the [close of business on the Business Day next preceding such Interest Payment Date]/ [fifteenth day of the last month of the semi-annual interest period]. Notwithstanding the foregoing, any interest that is payable on the Maturity shall be payable to the Person to whom principal payable at the Maturity shall be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed in accordance with the provisions of Section 3.7 of the Indenture or may be paid in any other manner lawfully permitted by the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Securities Register or, subject to the provisions of the Indenture, by a transfer of funds to an account designated in the Securities Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee or Paying Agent.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.



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

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                           AMERICAN GENERAL CORPORATION
      ------------------------------



                                                 By:
                                                    ----------------------------



Attest:


By:
   ---------------------------------



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                                  BANKERS TRUST COMPANY



                                                  By:
                                                     ---------------------------
                                                         Authorized Signatory



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

                             [FORM OF REVERSE SIDE]

         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in and all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of November 15, 1997, executed and delivered between the Company and Bankers Trust Company (as supplemented or amended from time to time, the "Indenture" which, for the purposes hereof, shall be deemed to include the Board Resolution dated June 22, 2000 establishing the terms of the Debentures in accordance with the Indenture), to which Indenture reference is hereby made for a description of the rights, limitations or rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and to all of which provisions the Holder of this Debenture by acceptance hereof, assents and agrees. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is initially limited in aggregate principal amount to $309, 279,000 except as specified in the Indenture, provided that the Company may from time to time by Board Resolution authorize the issuance of additional Debentures, which shall for all purposes under the Indenture be deemed to constitute part of the same series of Securities.

         The Debentures may be redeemed by the Company before their Maturity Date (i) in whole but not in part within 90 days following the occurrence of a Tax Event or an Investment Company Event (each, as defined in the Indenture, a "Special Event"), or (ii) in whole or in part on one or more occasions at any time, in each case at a redemption price equal to the greater of (1) 100% of the principal amount of the Debentures to be redeemed or (2) the sum, as determined by the Quotation Agent (as defined in the Indenture), of the present values of the principal amount of the Debentures to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to July 1, 2030 (the "Remaining Life"), discounted from their respective scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus in each case accrued and unpaid interest thereon to the date of redemption. "Adjusted Treasury Rate" means (a) with respect to a redemption of Debentures in whole but not in part effected within 90 days following the occurrence of a Special Event, the Treasury Rate (as defined in the Indenture) plus .50%, or (b) in the case of any other redemption of Debentures, the Treasury Rate plus .25%. Any such redemption shall be made upon no less than 30 days nor more than 60 days written notice to the Holders of the Debentures.

         Unless the Company defaults in the payment of the redemption price, on and after the date of redemption, interest shall cease to accrue on the Debentures or portions thereof called for redemption. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series (for the unredeemed portion hereof) will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions that, if no Event of Default with respect to the Debentures shall have occurred and be continuing, permit the Company at any time, and from time to time, during the term of the Debentures, to extend the interest payment period of the Debentures for up to 10 consecutive semi-annual periods not to extend beyond the Maturity of the Debentures (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, and if no Event of Default with respect to the Debentures shall have occurred and be continuing, the Company may commence a new Extension Period.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, and subject to certain limitations, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at any time outstanding, on behalf of all of the Holders of the Debentures of such series, to waive any past default with respect to such series, and its consequences, except a default in the payment of the principal of or interest on the Debentures or a default in respect of a covenant or provision of the Indenture or the Debentures of such series which cannot be modified or amended without the consent of each Holder of Debentures of such series affected. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debentures issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place and rate and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Securities Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture or any obligation of the Company under this Debenture or the Indenture or for any claim based hereon or thereon, against any incorporator, stockholder, officer, director or employee, past, present or future, as such, of the Company or of any predecessor or successor corporation, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Company and the Holder agree (i) that for United Stated federal, state and local tax purposes it is intended that the Debenture constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or the Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of the Debenture the Company or the Holder, as the case may be, is prohibited from filing on such basis).

         The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                         UNIF GIFT MIN ACT --
                                                  ------------------------------
                                                               (Cust)


                                    Custodian
                                                  ------------------------------
                                                               (Minor)

                                               Under Uniform Gifts to Minors Act

                                                  ------------------------------
                                                               (State)


TEN COM   --  as tenants in common
TEN ENT   --  as tenants by the entireties
JT TEN    --  as joint tenants with right of survivorship and not as tenants in common


       Additional abbreviations may be used though not in the above list.

                        ---------------------------------

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and tranfer(s) unto:

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

the within Debenture and all rights thereunder, and hereby and irrevocably constitutes and appoints _______________________________________________________
, attorney to transfer this debenture on the books of the Company, with full power of substitution.

Date:
     -----------------------------------------------------

Signature:
          ------------------------------------------------
                 (Sign exactly as your name appears on the face of the within Debenture)